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                                  July 23, 2002

Board of Directors
Virginia Electric and Power Company
701 East Cary Street
Richmond, Virginia 23219

Ladies and Gentlemen:

Reference is made to your Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the Registration Statement) in connection with the registration of up to U.S. $2,000,000,000 aggregate principal amount of certain Mortgage Bonds, Senior Debt Securities, Junior Subordinated Notes, Trust Preferred Securities and Related Guarantee, Preferred Stock, and Agreement as to Expenses and Liabilities (collectively, the Securities) under the Securities Act of 1933, as amended (the Securities Act). In connection with the offering of the Securities, you have requested our opinion with respect to the matters set forth herein.

In connection with the delivery of this opinion, we have examined originals or copies of the Restated Articles of Incorporation of the Company, as amended, the Bylaws of the Company; the Registration Statement and the exhibits thereto; certain resolutions adopted or to be adopted by the Board of Directors of the Company; an order (the "Order") issued on July 17, 2002 in Case No. PUE-2002-00376 by the State Corporation Commission of the Commonwealth of Virginia (Virginia Commission) authorizing various financing transactions and other matters; the forms of certificates representing the Securities; and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein.

We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Securities. With respect to certain factual matters, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing such documents.

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Based on such examination and review, and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia, and has the corporate power to conduct its business as now conducted and to issue the Securities of which the Company is the issuer.

2. When the Registration Statement, as it may be amended, has become effective under the Securities Act, and any applicable state securities or Blue Sky laws have been complied with, and upon issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, the Securities of which the Company is the issuer will be validly issued, fully paid and non-assessable and, to the extent that the Securities are debt securities of the Company, they will be valid and binding obligations of the Company.

This opinion is limited to the laws of the United States of America, the Commonwealth of Virginia and the State of New York, and we have not considered, and we express no opinion as to, the laws of any other jurisdiction. We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the statements made with regard to our firm under the caption "EXPERTS" appearing in the prospectus that is a part of the Registration Statement, and in any supplements thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           s/ McGuireWoods LLP